Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces First Quarter 2024 Results

ALPHARETTA, Ga., May 2, 2024/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported first quarter 2024 financial results.
“As we begin the second year of our three-year transformation initiative, we are pleased with our first quarter results,” said Joe Woody, Avanos’s chief executive officer. Woody added, “We continue to make progress on our long-term margin expansion targets, are delivering on our Digestive Health growth objectives and have made improvements in our Pain Management and Recovery franchise that will support our mid-single digit growth in the back half of the year.”
First Quarter 2024 Financial Highlights
•Total net sales from continuing operations were $166.1 million, a 4.3% increase from the comparable prior year period.
•Net income from continuing operations for the quarter was $0.5 million, compared to net loss from continuing operations of $7.8 million a year ago.
•Adjusted net income from continuing operations totaled $10.1 million, compared to $6.0 million a year ago.
•Diluted earnings per share from continuing operations was $0.01, compared to diluted loss per share of $0.17 a year ago.
•Adjusted diluted earnings per share from continuing operations was $0.22, compared to $0.13 a year ago.
•Adjusted EBITDA was $21.6 million, compared to $16.1 million a year ago.
First Quarter 2024 Operating Results From Continuing Operations
For the three months ended March 31, 2024, net sales totaled $166.1 million, an increase of 4.3% compared to the prior year period, primarily from strong demand and volume in our Digestive Health portfolio, primarily from our NeoMed neonatal and pediatric feeding solutions, as well as overall favorable volume in our Pain Management and Recovery portfolio, primarily driven by Game Ready and Diros. This was partially offset by slightly unfavorable pricing for our Pain Management and Recovery products.
Gross margin during the first quarter of 2024 was 57.1%, compared to 57.4% in the prior year period. Adjusted gross margin was 59.8% compared to 59.6% last year. Gross profit margin decreased primarily due to costs related to our Transformation Process priorities and plant separation costs associated with the divestiture of our respiratory health (“RH”) business, partially offset by favorable volume and product mix.

Selling and general expenses as a percentage of net sales was 50.3% for the first quarter of 2024, compared to 55.7% for the first quarter of 2023. On an adjusted basis, selling and general expenses as a percentage of net sales was 45.8% for the first quarter of 2024, compared to 48.0% for the first quarter of 2023. Selling and general expenses decreased primarily due to savings realized from the execution on our Transformation Process and a reduction in external spending.
Operating profit was $4.0 million, compared to operating loss of $6.1 million in the prior year period, primarily due to higher sales volume along with a decrease in selling and general expenses related to the execution on the Transformation Process and restructuring priorities. On an adjusted basis, operating profit totaled $16.3 million, compared to $11.2 million a year ago.
Adjusted EBITDA from continuing operations was $21.6 million in the three months ended March 31, 2024, compared to $16.1 million in the three months ended March 31, 2023.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the first quarter was an outflow of $12.1 million, driven primarily by cash used in operating activities, compared to an outflow of $10.8 million a year ago. The Company’s cash balance at March 31, 2024 was $75.8 million, compared to $87.7 million at year-end 2023.
Total debt outstanding, net of unamortized discounts, was $176.6 million at March 31, 2024, compared to $168.0 million at December 31, 2023.
Discontinued Operations
Net sales from discontinued operations were $16.9 million in the three months ended March 31, 2024, compared to $32.4 million in the three months ended March 31, 2023.
2024 Outlook
For the year, the Company anticipates revenue between $685 million and $705 million from continuing operations, adjusted gross margins between 59.5% and 60.5% and adjusted diluted earnings per share from continuing operations of between $1.30 and $1.45 for the year.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Certain acquisition and integration charges related to acquisitions.
•Expenses associated with restructuring and transformation activities, including the divestiture of the Company’s RH business in the fourth quarter of 2023.
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance.

•The amortization of intangible assets associated with prior business acquisitions.
•The tax effects of certain adjusting items.
•The benefit associated with the tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the Company’s board of directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to: (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the Company’s ongoing business operations.
Additionally, the compensation committee of the Company’s board of directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in the Company’s consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 800-836-8184 in the United States. A replay of the call will be available at noon ET today by calling 888-660-6345 in the United States and entering passcode 99423#. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical technology company focused on delivering clinically superior solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to addressing some of today’s most important healthcare needs, including providing a vital lifeline for nutrition to patients from hospital to home, and reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands globally and holds leading market positions in multiple categories across its portfolio. For more information, visit www.avanos.com and follow Avanos Medical on X (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Surgical Pain and Recovery products or other disruptions in our supply chain; the ongoing regional conflicts between Russia and Ukraine and in the Middle East; our ability to successfully execute on or achieve the expected benefits of our transformation initiative or our divestiture, acquisition or merger transactions; inflationary pressures; financial conditions affecting the banking system and the potential threats to the solvency of commercial banks; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. The information contained herein speaks only as of the date of this release and we undertake no obligation to update forward-looking statements, except as may be required by the securities laws.
Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Net Sales	$166.1	$159.3
Cost of products sold	71.3	67.9
Gross Profit	94.8	91.4
Research and development expenses	7.0	7.5
Selling and general expenses	83.6	88.8
Other expense, net	0.2	1.2
Operating Income (Loss)	4.0	(6.1)
Interest income	0.6	0.5
Interest expense	(3.1)	(3.5)
Income (Loss) Before Income Taxes	1.5	(9.1)
Income tax (provision) benefit	(1.0)	1.3
Income (Loss) from Continuing Operations	0.5	(7.8)
(Loss) Income from discontinued operations, net of tax	(1.4)	7.3
Net Loss	$(0.9)	$(0.5)

Interest expense, net	$2.5	$3.0
Income tax benefit	0.5	0.1
Depreciation and amortization	11.4	12.1
EBITDA	$13.5	$14.7

Earnings (Loss) Per Share
Basic
Continuing operations	$0.01	$(0.17)
Discontinued operations	(0.03)	0.16
Basic Loss Per Share	$(0.02)	$(0.01)

Diluted
Continuing operations	$0.01	$(0.17)
Discontinued operations	(0.03)	0.16
Diluted Loss Per Share	$(0.02)	$(0.01)

Common Shares Outstanding
Basic	46.2	46.6
Diluted	46.7	46.6

AVANOS MEDICAL, INC.
Discontinued Operations Summary
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Net Sales	$16.9	$32.4
Cost of products sold	15.9	19.3
Gross Profit	1.0	13.1
Research and development expenses	—	0.4
Selling, general and other expenses	—	3.9
Other expense, net	2.9	0.1
Operating (Loss) Income	(1.9)	8.7
(Loss) Income from discontinued operations before income taxes	(1.9)	8.7
Income tax benefit (provision) from discontinued operations	0.5	(1.4)
(Loss) Income from discontinued operations, net of tax	$(1.4)	$7.3

(Loss) Earnings Per Share
Basic	$(0.03)	$0.16
Diluted	$(0.03)	$0.16

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$94.8	$1.0	$95.8	$91.4	$13.1	$104.5
Restructuring and transformation charges	0.7	—	0.7	—	—	—
Post-RH Divestiture transition charges	0.5	—	0.5	—	—	—
Intangibles amortization	3.4	—	3.4	3.6	—	3.6
As adjusted non-GAAP	$99.4	$1.0	$100.4	$95.0	$13.1	$108.1
Gross profit margin, as reported	57.1%	5.9%	52.3%	57.4%	40.4%	54.5%
Gross profit margin, as adjusted	59.8%	5.9%	54.9%	59.6%	40.4%	56.4%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Operating Profit (Loss)
	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$4.0	$(1.9)	$2.1	$(6.1)	$8.7	$2.6
Acquisition and integration-related charges	0.3	—	0.3	1.5	—	1.5
Restructuring and transformation charges(a)	2.9	—	2.9	8.9	—	8.9
Post-RH Divestiture transition charges	1.0	—	1.0	—	—	—
Post-RH Divestiture restructuring	0.7	—	0.7	—	—	—
EU MDR Compliance(b)	1.3	—	1.3	1.1	—	1.1
Intangibles amortization	6.1	—	6.1	5.8	0.5	6.3
As adjusted non-GAAP	$16.3	$(1.9)	$14.4	$11.2	$9.2	$20.4
__________________________________________________
(a) Expenses incurred for the Transformation Process are included in “Costs of products sold,” “Research and development” and “Selling and general expenses” on the Condensed Consolidated Income Statements.
(b) In the three months ended March 31, 2024, EU MDR Compliance related charges are included in “Selling and general expenses” on the Condensed Consolidated Income Statements. In the three months ended March 31, 2023, EU MDR Compliance related charges are included in “Selling and general expenses” on the Condensed Consolidated Income Statements.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Income (Loss) Before Taxes
	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$1.5	$(1.9)	$(0.4)	$(9.1)	$8.7	$(0.4)
Acquisition and integration-related charges	0.3	—	0.3	1.5	—	1.5
Restructuring and transformation charges	2.9	—	2.9	8.9	—	8.9
Post-RH Divestiture transition charges	1.0	—	1.0	—	—	—
Post-RH Divestiture restructuring	0.7	—	0.7	—	—	—
EU MDR Compliance	1.3	—	1.3	1.1	—	1.1
Intangibles amortization	6.1	—	6.1	5.8	0.5	6.3
As adjusted non-GAAP	$13.8	$(1.9)	$11.9	$8.2	$9.2	$17.4

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Tax (Provision) Benefit
	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$(1.0)	$0.5	$(0.5)	$1.3	$(1.4)	$(0.1)
Tax effects of adjusting items	(2.7)	—	(2.7)	(3.5)	(1.1)	(4.6)
As adjusted non-GAAP	$(3.7)	$0.5	$(3.2)	$(2.2)	$(2.5)	$(4.7)
Effective tax rate, as reported	66.7%	26.3%	125.0%	14.3%	16.1%	25.0%
Effective tax rate, as adjusted	26.8%	26.3%	26.9%	26.8%	27.2%	27.0%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Net Income (Loss)
	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$0.5	$(1.4)	$(0.9)	$(7.8)	$7.3	$(0.5)
Acquisition and integration-related charges	0.3	—	0.3	1.5	—	1.5
Restructuring and transformation charges	2.9	—	2.9	8.9	—	8.9
Post-RH Divestiture transition charges	1.0	—	1.0	—	—	—
Post-RH Divestiture restructuring	0.7	—	0.7	—	—	—
EU MDR Compliance	1.3	—	1.3	1.1	—	1.1
Intangibles amortization	6.1	—	6.1	5.8	0.5	6.3
Tax effects of adjusting items	(2.7)	—	(2.7)	(3.5)	(1.1)	(4.6)
As adjusted non-GAAP	$10.1	$(1.4)	$8.7	$6.0	$6.7	$12.7
Diluted earnings (loss) per share, as reported	$0.01	$(0.03)	$(0.02)	$(0.17)	$0.16	$(0.01)
Diluted earnings (loss) per share, as adjusted	$0.22	$(0.03)	$0.19	$0.13	$0.14	$0.27

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Selling, General and Administrative Expenses
	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$83.6	$—	$83.6	$88.8	$3.9	$92.7
Acquisition and integration-related charges	(0.3)	—	(0.3)	(0.2)	—	(0.2)
Restructuring and transformation charges	(2.1)	—	(2.1)	(8.9)	—	(8.9)
Post-RH Divestiture transition charges	(0.4)	—	(0.4)	—	—	—
Post-RH Divestiture restructuring	(0.7)	—	(0.7)	—	—	—
EU MDR Compliance	(1.3)	—	(1.3)	(1.1)	—	(1.1)
Intangibles amortization	(2.7)	—	(2.7)	(2.2)	(0.5)	(2.7)
As adjusted non-GAAP	$76.1	$—	$76.1	$76.4	$3.4	$79.8
SG&A as a percentage of revenue, as reported	50.3%	—%	45.7%	55.7%	12.0%	48.4%
SG&A as a percentage of revenue, as adjusted	45.8%	—%	41.6%	48.0%	10.5%	41.6%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	EBITDA
	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Net income (loss)	$0.5	$(1.4)	$(0.9)	$(7.8)	$7.3	$(0.5)
Interest expense, net	2.5	—	2.5	3.0	—	3.0
Income tax (provision) benefit	1.0	(0.5)	0.5	(1.3)	1.4	0.1
Depreciation	5.3	—	5.3	4.9	0.9	5.8
Amortization	6.1	—	6.1	5.8	0.5	6.3
EBITDA	15.4	(1.9)	13.5	4.6	10.1	14.7
Acquisition and integration-related charges	0.3	—	0.3	1.5	—	1.5
Restructuring and transformation charges	2.9	—	2.9	8.9	—	8.9
Post-RH Divestiture transition charges	1.0	—	1.0	—	—	—
Post-RH Divestiture restructuring	0.7	—	0.7	—	—	—
EU MDR Compliance	1.3	—	1.3	1.1	—	1.1
Adjusted EBITDA	$21.6	$(1.9)	$19.7	$16.1	$10.1	$26.2

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Free Cash Flow
	Three Months Ended March 31,
	2024	2023
Cash used in operating activities	$(8.0)	$(6.8)
Capital expenditures	(4.1)	(4.0)
Free Cash Flow	$(12.1)	$(10.8)

2024 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.63	to	$0.87
Intangibles amortization	0.37	to	0.34
Restructuring and transformation charges	0.08	to	0.06
Post RH-Divestiture transition charges	0.12	to	0.10
Other	0.10	to	0.08
Adjusted diluted earnings per share (non-GAAP)	$1.30	to	$1.45

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$75.8	$87.7
Accounts receivable, net	131.3	142.8
Inventories	165.6	163.2
Prepaid and other current assets	28.6	28.8
Assets held for sale	66.5	64.5
Total Current Assets	467.8	487.0
Property, Plant and Equipment, net	116.2	117.2
Operating Lease Right-of-Use Assets	24.2	26.8
Goodwill	794.9	796.1
Other Intangible Assets, net	232.8	239.5
Deferred Tax Assets	6.3	6.5
Other Assets	19.1	19.3
TOTAL ASSETS	$1,661.3	$1,692.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$9.4	$8.6
Current portion of operating lease liabilities	11.5	12.8
Trade accounts payable	57.0	56.3
Accrued expenses	75.1	93.2
Liabilities held for sale	52.2	63.7
Total Current Liabilities	205.2	234.6
Long-Term Debt	167.2	159.4
Operating Lease Liabilities	26.6	28.3
Deferred Tax Liabilities	23.6	23.8
Other Long-Term Liabilities	10.8	10.0
TOTAL LIABILITIES	433.4	456.1
Stockholders’ Equity	1,227.9	1,236.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,661.3	$1,692.4

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended March 31,
	2024	2023
Operating Activities
Net loss	$(0.9)	$(0.5)
Depreciation and amortization	11.4	12.1
Loss on asset dispositions	0.3	—
Changes in operating assets and liabilities, net of acquisition	(22.0)	(19.3)
Deferred income taxes and other	3.2	0.9
Cash Used in Operating Activities	(8.0)	(6.8)
Investing Activities
Capital expenditures	(4.1)	(4.0)
Proceeds from RH Divestiture post-closing settlement	2.1	—
Cash Used in Investing Activities	(2.0)	(4.0)
Financing Activities
Secured debt repayments	(1.6)	(1.6)
Revolving credit facility proceeds	20.0	—
Revolving credit facility repayments	(10.0)	(20.0)
Purchase of treasury stock	(9.1)	(1.1)
Proceeds from the exercise of stock options	0.5	0.6
Payment of contingent consideration liabilities	(0.5)	—
Cash Used in Financing Activities	(0.7)	(22.1)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1.2)	0.9
Decrease in Cash and Cash Equivalents	(11.9)	(32.0)
Cash and Cash Equivalents - Beginning of Period	87.7	127.7
Cash and Cash Equivalents - End of Period	$75.8	$95.7

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

			Three Months Ended March 31,
			2024	2023	Change
Digestive Health			$94.7	$88.8	6.6%
Pain Management and Recovery:
Surgical pain and recovery			$31.2	$34.7	(10.1)%
Interventional pain			40.2	35.8	12.3%
Total Pain Management and Recovery			71.4	70.5	1.3%
Total Net Sales			$166.1	$159.3	4.3%

	Total	Volume	Pricing/Mix	Currency	Other(a)
Net sales - percentage change	4.3%	5.2%	(1.1)%	0.1%	0.1%
______________________________
(a) Other includes rounding.